UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RADVIEW SOFTWARE LTD.

(Exact name of the Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

14 Hamelacha St., Park Afek
Rosh Haayin	48091
(Address of Principal Executive Offices)	(Zip Code)

RadView Software Inc.
7 New England Executive Park
Burlington, Massachusetts 01803
(781) 238-1111
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Copy to:

Brian Brodrick, Esq.	Shlomo Landress, Adv.
Phillips Nizer LLP	Amit, Pollak, Matalon & Co.
666 Fifth Avenue	NYP Tower, 19th Floor
New York, New York 10103	17 Yitzhak Sadeh St.
(212) 841-0700	Tel Aviv, 67775, Israel
972-3-568-9000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

Radview Software Ltd. (“Radview”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 on April 8, 2004, as amended by Amendment No. 1 filed with the Commission on May 14, 2004 (Registration No. 333-114308) (the “Registration Statement”), registering 9,666,658 ordinary shares, par value NIS 0.01 each (the “Shares”). The Commission declared the Registration Statement effective on June 17, 2004.

Radview is filing this Post-Effective Amendment to the Registration Statement to remove from registration all of the Shares that were subject to the Registration Statement but remain unsold as of the date hereof. Radview is deregistering these securities because its contractual obligation to maintain the effectiveness of the Registration Statement has expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rosh Haayin, Israel on the 28th day of March, 2007.

RADVIEW SOFTWARE LTD.

By:	/s/ Yochai Hacohen
Yochai Hacohen
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jaron Lotan	Chairman of the Board of Directors	March 28, 2007
Jaron Lotan

/s/ Yochai Hacohen	Chief Executive Officer and Director	March 28, 2007
Yochai Hacohen	(Principal Executive Officer)

/s/ Limor Stoller	Vice-President of Finance	March 28, 2007
Limor Stoller	(Principal Financial and Accounting Officer)

/s/ Ilan Kinreich	Director	March 28, 2007
Ilan Kinreich

/s/ Eli Blatt	Director	March 28, 2007
Eli Blatt

/s/ Shai Beilis	Director	March 28, 2007
Shai Beilis

Director
David Assia

Director
Hanna Lerman

Authorized Representative in the U.S.:

RadView Software Inc.

By:	/s/ Keith Bard
Name:	Keith Bard
Title:	Controller
Date:	March 28, 2007